SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------

                        DATE OF REPORT: FEBRUARY 18, 2005
                        (Date of earliest event reported)



                            INCENTRA SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)


                                     NEVADA
                 (State or other jurisdiction of incorporation)



          333-16031                                          86-0793960
     (Commission File No.)                                (I.R.S. Employer
                                                         Identification No.)


                                1140 PEARL STREET
                             BOULDER, COLORADO 80302
               (Address of principal executive offices; zip code)

                                 (303) 440-7930
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Incentra Solutions, Inc. filed a Current Report on Form 8-K on February 23, 2005 announcing that it had completed its acquisition of all of the outstanding capital stock of STAR Solutions of Delaware, Inc., a Delaware corporation, ("STAR"). The purpose of this amendment is to file financial statements and pro forma financial information relating to the STAR business.

                  SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

     Paragraphs (a), (b) and (c) of Item 9, "Financial Statements and Exhibits" are hereby amended to include the following:

     (a)  Financial Statements of Business Acquired (STAR):

               Audited Financial Statements:                                PAGE

               Report of Independent Auditor............................... F-1

               Balance Sheet as of December 31, 2004....................... F-2

               Income Statement and Member's Capital for the year
               ended December 31, 2004..................................... F-3

               Statement of Cash Flows for the year ended
               December 31, 2004........................................... F-4

               Notes to Consolidated Financial Statements.................. F-5

     (b)  Pro Forma Financial Information (Unaudited)

               Unaudited Pro Forma Consolidated Financial
               Information ................................................ F-8

               Pro Forma Condensed Consolidated Balance Sheet as of
               December 31, 2004 (Unaudited).............................. F-10

               Pro Forma Condensed Consolidated Statement of Operations
               for the year ended December 31, 2004 (Unaudited)........... F-11


     (c)  Exhibits

               Number                        Document
               ------                        --------
               23.1                          Consent of Considine & Considine,
                                               independent auditors

To The Members
Star Solutions, LLC
A California Limited Liability Company
10120 Pacific Heights Blvd., Suite 200
San Diego, Ca 92121

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Star Solutions, LLC, A California limited liability company, as of December 31, 2004, and the related income statement and member's capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Solutions, LLC, A California limited liability company, as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ CONSIDINE & CONSIDINE
An Accountancy Corporation
San Diego, California
January 29, 2005

                               STAR SOLUTIONS, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY
                                  BALANCE SHEET
                                DECEMBER 31, 2004


                                     ASSETS

CURRENT ASSETS
 Cash (Note 3)                                                        $1,348,900
 Accounts Receivable (Note 4)                                          2,140,417
 Inventory                                                                32,110
                                                                      ----------
                                                                       3,521,427

PROPERTY AND EQUIPMENT (NOTE 5)                                           54,913

OTHER ASSETS
 Deposits                                                                  7,005
                                                                      ----------
TOTAL ASSETS                                                           3,583,345
                                                                      ==========


                        LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
 Accounts Payable                                                      1,886,741
 Accrued Product Costs (Note 6)                                        1,098,830
 Accrued Liabilities (Note 7)                                            507,249
                                                                      ----------
TOTAL LIABILITIES                                                      3,492,820

COMMITTMENTS (NOTE 8)

MEMBER'S CAPITAL                                                          90,525
                                                                      ----------
TOTAL LIABILITIES AND MEMBERS' CAPITAL                                $3,583,345
                                                                      ==========

                               STAR SOLUTIONS, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY
                      INCOME STATEMENT AND MEMBER'S CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 2004

REVENUE                                                            $ 17,338,983

COST OF SALES                                                        11,175,564
                                                                   ------------
GROSS PROFIT                                                          6,163,419

EXPENSES
 Auto                                                                   113,528
 Bad Debt                                                                20,780
 Consulting                                                             581,254
 Depreciation                                                            39,507
 Employee Compensation and Benefits                                   4,271,638
 Insurance                                                              127,098
 Interest                                                                    77
 Marketing                                                               20,194
 Meals & Entertainment                                                   48,274
 Office                                                                  64,775
 Professional Fees                                                       79,833
 Rent                                                                   194,265
 Repairs & Maintenance                                                    2,333
 Telephone & Utilities                                                   77,240
 Travel & Lodging                                                       103,175
 Worker's Compensation                                                   69,933
                                                                   ------------
                                                                      5,813,904
                                                                   ------------
INCOME FROM OPERATIONS                                                  349,515

OTHER INCOME/(EXPENSE)
 Gain on Asset Sale (Note 9)                                          1,771,398
 Interest                                                                 6,601
 Loss on Disposal of Assets                                             (12,864)
                                                                   ------------
                                                                      1,765,135
                                                                   ------------
INCOME BEFORE TAX                                                     2,114,650

INCOME TAX EXPENSE                                                       25,180
                                                                   ------------
NET INCOME                                                            2,089,470

MEMBER'S CAPITAL - BEGINNING OF YEAR                                    192,453

DISTRIBUTIONS                                                        (2,191,398)
                                                                   ------------
MEMBER'S CAPITAL - END OF YEAR                                     $     90,525
                                                                   ============

                               STAR SOLUTIONS, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004


CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
  Net Income                                                        $ 2,089,470

ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH USED BY OPERATING ACTIVITIES
  Depreciation                                                           39,507
  Loss on Disposal of Assets                                             12,864
  Decrease in Accounts Receivable                                       924,458
  Decrease in Inventory                                                 296,300
  Decrease in Accounts Payable                                       (1,574,822)
  Increase in Accrued Product Costs)                                  1,098,830
  Increase in Accrued Liabilities                                        59,912
                                                                    -----------
                                                                        857,049
                                                                    -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                             2,946,519

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of Property and Equipment                                     (3,602)

CASH FLOWS USED BY FINANCING ACTIVITIES
  Distributions                                                      (2,191,398)
                                                                    -----------
NET INCREASE IN CASH                                                    751,519

CASH - BEGINNING                                                        597,381
                                                                    -----------
CASH - ENDING                                                       $ 1,348,900
                                                                    ===========


SUPPLEMENTAL DISCLOSURE:
Interest Paid                                                       $        77
Income Taxes Paid                                                   $    12,590

                               STAR SOLUTIONS, LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



NOTE 1            THE COMPANY

                  Star Solutions, LLC, is a California limited liability company participating in computer sales, installation and support. The Company was formed on October 23, 1997 in the State of California.

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Basis of Accounting - The accompanying financial statements have been prepared using the accrual method in conformity with generally accepted accounting principles.

                  Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates may differ from actual results.

                  Cash - The Organization considers all highly liquid investments with a fixed maturity date of three months or less to be cash equivalents.

                  Inventory - Inventory is stated at the lower of cost or market, cost being determined principally under the first-in first-out (FIFO) method.

                  Property and Equipment - Property and equipment are carried at cost. Depreciation is computed using the straight - line method of depreciation over the assets' estimated useful lives of 3-5 years. Maintenance and repairs are charged to the expense as incurred; major renewals and betterment's are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

                  Revenue Recognition - Revenue from product sales is recognized upon shipment to customers.

                  Income Taxes - The Company is classified as a partnership for income tax purposes and, accordingly, pays no federal tax. Income tax expense represents the minimum state income tax and any fees implied on total income for a California limited liability company.

                               STAR SOLUTIONS, LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



NOTE 3            CASH

                  The Company has cash in excess of the federally insured limits at their financial institution totaling, $1,327,619. Cash consists of the following:


                  Wells Fargo - Sweep Account                        $  837,736
                  Wells Fargo - Money Market                            490,064
                  Wells Fargo - Checking                                 18,467
                  Wells Fargo - Flex                                      2,633
                                                                     ----------
                                                                     $1,348,900
                                                                     ==========

NOTE 4            ACCOUNTS RECEIVABLE

                  Accounts receivable are trade receivables arising from operations. Management has determined the allowance for doubtful accounts to be zero as of December 31, 2004.

NOTE 5            PROPERTY AND EQUIPMENT

                  Major categories of property and equipment are summarized as follows:

                  Furniture and Fixtures                              $ 208,388
                  Vehicles                                               78,605
                  Office Equipment                                       11,975
                  Computers                                               9,503
                                                                      ---------
                                                                        308,471
                  Accumulated Depreciation                             (253,558)
                                                                      ---------
                                                                      $  54,913
                                                                      =========

NOTE 6            ACCRUED PRODUCT COSTS

                  Product costs represent estimated amounts owed to Sun Microsystems for potential pricing adjustments based on prior sales transactions.

NOTE 7            ACCRUED LIABILITIES

                  Accrued liabilities consists of the following:

                  Compensation                                         $269,844
                  Sales Tax                                              70,529
                  Vacation                                               53,412
                  Professional Services                                  50,000
                  Other Liabilities                                      31,139
                  Income Taxes                                           12,590
                  Consulting                                             10,057
                  Payroll Taxes                                           9,678
                                                                       --------
                                                                       $507,249
                                                                       ========

                               STAR SOLUTIONS, LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



NOTE 8            COMMITMENTS

                  The Company leases office space under a non-cancelable operating lease that expires in January of 2006. The Company also leases office equipment under non-cancelable operating lease which expires in August of 2006. The lease agreements currently require aggregate monthly rental payments of approximately $12,000. The minimum future lease payments for the years ended December 31, are as follows:

                  2005                                                  $149,082
                  2006                                                    12,782
                                                                        --------
                                                                        $161,864
                                                                        ========

                  Rent expense for the period ended December 31, 2004 was $194,265.

NOTE 9            GAIN ON ASSET SALE

                  Gain on asset sale presents the proceeds collected on a contract sale.

Pro Forma Financial Information (Unaudited)

         Acquisition of MSI

         On August 18, 2004 (the "Acquisition Date"), we acquired all of the outstanding capital stock of MSI, a Delaware corporation. The transaction was structured as a reorganization of MSI with and into Front Porch Merger Corp., a Delaware corporation and newly-formed, wholly-owned subsidiary of our company. The Acquisition of MSI by our company has been accounted for as a reverse merger because on a post-merger basis, the former MSI shareholders hold a majority of our outstanding common stock of our company on a voting and diluted basis. As a result, MSI is deemed to be the acquirer for accounting purposes.

         The MSI stockholders were issued 47,454,985 restricted shares of common stock and 2,466,971 restricted shares of the newly-designated, voting and non-dividend bearing Series A Redeemable Preferred Stock (the "Series A Preferred") of our company in exchange for their ownership of MSI securities. The Series A Preferred shares are convertible into shares of common stock on a twenty-for-one basis. In connection with the Acquisition, we canceled 13,452,381 shares of outstanding Incentra common stock and warrants to purchase 3.5 million shares of Incentra common stock that were held by MSI prior to the Acquisition Date. MSI canceled $0.2 million in receivables owed to it from us. We also had outstanding warrants to purchase 202,740 shares of restricted common stock at a price per share of $.0003 and outstanding warrants to purchase 33,029 shares of Series A Preferred at a price per share of $10.35.

         The accompanying unaudited pro forma statement of operations includes the pro forma results of Front Porch Digital, Inc. from January 1, 2004 through August 17, 2004 (the date of the acquisition).

         Acquisition of STAR Solutions of Delaware, Inc.

         On February 18, 2005 (the "STAR Closing Date"), we acquired all of the outstanding capital stock of STAR Solutions of Delaware, Inc., a privately-held Delaware corporation ("STAR"). The acquisition was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement").

         Pursuant to the Merger Agreement, the purchase price consisted of (i) a cash payment of $1,422,000, (ii) the issuance of 12,617,555 unregistered shares of our common stock and (iii) the issuance of an unsecured convertible promissory note for $2.5 million (the "Note"). In addition, we paid $78,000 to the sole remaining stockholder of STAR in exchange for all shares of capital stock of STAR held by such stockholder.

         Interest on the Note accrues an annual rate of 0.5%, and therefore a discount was applied to reflect a fair value rate of interest. Principal is payable through August 1, 2007. All or a portion of the outstanding principal and interest due under the Note may be converted by the holder into shares of common stock at any time from the end of each calendar quarter immediately preceding a payment due date, as defined. The Note is initially convertible at a conversion price equal to the greater of (i) $0.40 or (ii) seventy percent (70%) of the average closing price of our common stock, as reported on the Over-The-Counter Bulletin Board, for the ten (10) consecutive trading days ending on and including the last day of the calendar quarter immediately preceding the applicable Payment Due Date. As of the Star Closing Date, the Note was convertible into a maximum of 6,250,000 shares of common stock. Our obligations under the Note are not secured by any of our assets.

         STAR also entered into a consulting agreement with FGBB, Inc., a Nevada corporation that is controlled by the formaer STAR stockholder ("FGBB"), pursuant to which FGBB will provide sales and marketing services to us relating to the business of STAR. The consulting agreement provides that we will pay FGBB a consulting fee of $500,000 for services to be provided thereunder, which amount shall be paid in twenty-four equal monthly payments of approximately $20,800, commencing in March 2005.

         In addition, on February 18, 2005, STAR obtained a revolving line of credit, which provides for borrowings until March 1, 2007, of up to $5,000,000.

         All acquisitions have been accounted for as purchases. There were no significant accounting policy differences or other items, which required adjustment in the accompanying unaudited pro forma consolidated statement of operations.

         The accompanying unaudited condensed pro forma consolidated balance sheet gives effect to the acquisition as if it had been consummated on December 31, 2004. The accompanying unaudited condensed pro forma consolidated statement of operations for the year ended December 31, 2004, gives effect to the acquisition as if it had been consummated on January 1, 2004.

         The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Star Solutions of Delaware, Inc. (included herein) as well as those of our company. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that we believe are reasonable.

         The pro forma excess of the STAR purchase price over STAR's net tangible assets acquired was approximately $7.6 million. A preliminary allocation of the STAR purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma consolidated financial statements, including a preliminary allocation of the STAR purchase price excess over the net tangible assets acquired to goodwill, approximately $7,000,000, and certain identifiable intangible assets, primarily customer relationships, totaling approximately $600,000.

         The purchase price allocation and adjustments are not final; the allocation is only preliminary at this time, as we and our independent valuation advisors are still reviewing all of the underlying assumptions and calculations used in the allocation. The pro forma adjustments represent our best estimates based upon available information and certain assumptions that we believe to be reasonable at this time, which includes our best estimate that approximately $7,000,000 of the excess purchase price of STAR over the net tangible assets acquired represents goodwill, which is not amortized pursuant to U.S. generally accepted accounting principles.

         However, because the purchase price allocation is not final, the amounts reflected in the unaudited pro forma consolidated financial statements are subject to change, and the actual allocation of the purchase price (which could include a change in the allocation between goodwill and other identifiable, amortizable assets) and the resulting effect on income (loss) from operations may differ from the pro forma amounts included herein.

                    INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               December 31, 2004

                                                                                                    PRO                 PRO FORMA
                                                              INCENTRA            STAR             FORMA               CONSOLIDATED
                                                             HISTORICAL        HISTORICAL       ADJUSTMENTS               TOTAL
                                                             ----------        ----------       -----------            ------------
ASSETS
Current assets:
Cash and cash equivalents                                   $   3,068,458   $   1,348,900              --             $   4,417,358
Accounts receivable, net                                        3,740,554       2,140,417              --                 5,880,971
Other current assets                                              645,637          32,110              --                   677,747
                                                            -------------   -------------   -------------             -------------

Total current assets                                            7,454,649       3,521,427              --                10,976,076
                                                            -------------   -------------   -------------             -------------

Property and equipment, net                                     2,452,817          54,913              --                 2,507,730
Capitalized software development costs, net                     1,188,885                              --                 1,188,885
                                                                                                          (1), (2),
                                                                                                          (3), (4)
                                                                                                          (5), (6),
Intangible assets, net                                         16,537,060                   $   7,604,484 (7)            24,141,544

Other assets                                                    1,043,634           7,005              --                 1,050,639
                                                            -------------   -------------   -------------             -------------
TOTAL ASSETS                                                $  28,677,045   $   3,583,345   $   7,604,484             $  39,864,874
                                                            =============   =============   =============             =============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable, capital leases
  and other long term obligations                           $   1,738,516                   $     764,305 (1)         $   2,502,821
Accounts payable                                                1,374,953   $   1,886,741              --                 3,261,694
Accrued expenses                                                3,058,806       1,606,079          38,645 (5)             4,703,530
Current portion of deferred revenue                             1,185,736              --              --                 1,185,736
                                                            -------------   -------------   -------------             -------------
Total current liabilities                                       7,358,011       3,492,820         802,950                11,653,781
                                                            -------------   -------------   -------------             -------------


Notes payable, capital leases and other long term
  obligations, net of current port                              2,266,970                       1,855,695 (2)             4,122,665
Derivative warrant liability                                    1,925,534                              --                 1,925,534
Line of credit                                                                                  1,900,000 (3), (4)        1,900,000
Deferred revenue, net of current portion                          149,204              --              --                   149,204
                                                            -------------   -------------   -------------             -------------
TOTAL LIABILITIES                                              11,699,719       3,492,820       4,558,645                19,751,184
                                                            -------------   -------------   -------------             -------------



Series A convertible redeemable preferred stock                22,000,767              --              --                22,000,767
                                                            -------------   -------------   -------------             -------------

Stockholders' equity:
Preferred stock, nonvoting, $.001 par value, 2,500,000                 --
  shares authorized, none issued or outstanding
Common stock, $.001 par value, 200,000,000 shares
authorized, 106,493,617 shares issued,
  105,059,978 shares outstanding, 1,433,639
  shares in treasury                                              105,060                          12,618 (6)               117,678
Common stock, no par value; 1,000,000 shares
   authorized, 800,000 shares issued                                   --                              --                        --
   and outstanding                                                     --                              --                        --
Additional paid-in capital                                    113,271,091                       3,123,746 (6)           116,394,837
Accumulated other comprehensive loss                               19,184                              --                    19,184
Accumulated deficit                                          (118,418,776)         90,525         (90,525)             (118,418,776)
                                                            -------------   -------------   -------------             -------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                           (5,023,441)         90,525       3,045,839                (1,887,077)
                                                            -------------   -------------   -------------             -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)        $  28,677,045   $   3,583,345   $   7,604,484             $  39,864,874
                                                            =============   =============   =============             =============

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


(1) Record current portion of note payable to former owner of Star of $629,305, net of discount of $75,000, and consulting agreement with former owner of Star of $250,000, net of discount of $40,000.

(2) Record long term portion of note payable to former owner of Star of $1,870,695, net of discount of $225,000, and consulting agreement with former owner of Star of $250,000, net of discount of $40,000.

(3) Record cash payments to former owners of Star of $1,500,000 paid by drawing on the line of credit.

(4) Capitalize investment banking fees of $400,000 paid by drawing on the line of credit.

(5) Capitalize attorney fees and other costs associated with the acquisition of Star of $38,645.

(6) Record 12,617,555 shares of common stock ($12,618) and additional paid in capital ($3,123,746) based on the market value of common stock issued in the acquisition of Star.

(7)  Eliminate equity of acquired entity of $90,525.

                    INCENTRA SOLUTIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 2004

                                                                                                                      PRO FORMA
                              INCENTRA     FPDI PRO FORMA          INCENTRA            STAR         PRO FORMA        CONSOLIDATED
                             HISTORICAL      ADJUSTMENTS          PRO FORMA          HISTORICAL    ADJUSTMENTS          TOTAL
                             ----------    --------------         ---------          ----------    -----------       ------------
TOTAL REVENUE              $  13,284,670   $   4,455,014 (3)      $  17,739,684   $  17,338,983              --      $  35,078,667
                           -------------   -------------          -------------   -------------   -------------      -------------

Total cost of revenue          7,300,335       1,231,075 (3)          8,531,410      13,417,719              --         21,949,129
                           -------------   -------------          -------------   -------------   -------------      -------------
GROSS MARGIN                   5,984,335       3,223,939              9,208,274       3,921,264              --         13,129,538
                           -------------   -------------          -------------   -------------   -------------      -------------

Selling, general and
  administrative              10,461,010       3,192,768 (3)         13,653,777       3,532,242              --         17,186,019
Acquisition costs              1,275,189         150,000 (4)          1,425,189              --              --          1,425,189
Amortization &
  depreciation                 1,959,530       1,503,459 (3), (5)     3,462,989          39,507   $     130,000 (2)      3,632,496
                           -------------   -------------          -------------   -------------   -------------      -------------
                              13,695,729       4,846,227             18,541,955       3,571,749         130,000         22,243,704
                           -------------   -------------          -------------   -------------   -------------      -------------
(LOSS) INCOME FROM
  OPERATIONS                  (7,711,393)     (1,622,288)            (9,333,681)        349,515        (130,000)        (9,114,166)
                           -------------   -------------          -------------   -------------   -------------      -------------

Interest expense, net         (2,406,548)     (1,042,647)            (3,449,194)          6,601        (233,746)        (3,676,339)
Other income (expense)            79,647          72,621                152,268       1,758,534              --          1,910,802
                           -------------   -------------          -------------   -------------   -------------      -------------

                              (2,326,901)       (970,026)            (3,296,927)      1,765,135        (233,746) (1)    (1,765,538)
                           -------------   -------------          -------------   -------------   -------------      -------------

NET LOSS BEFORE INCOME TAX   (10,038,295)     (2,592,314)           (12,630,608)      2,114,650        (363,746)       (10,879,704)
Income tax expense              (400,000)             --               (400,000)        (25,180)             --           (425,180)
                           -------------   -------------          -------------   -------------   -------------      -------------

NET LOSS                     (10,438,295)     (2,592,314)           (13,030,608)      2,089,470        (363,746)       (11,304,884)
                           -------------   -------------          -------------   -------------   -------------      -------------

Deemed dividends and
  accretion of redeemable
  preferred stock to
  redemption amount           (1,339,319)     (2,617,572)            (3,956,891)             --              --         (3,956,891)
                           -------------   -------------          -------------   -------------   -------------      -------------

NET LOSS APPLICABLE TO
  COMMON SHAREHOLDERS      $ (11,777,614)  $  (5,209,886)         $ (16,987,498)  $   2,089,470   $    (363,746)     $ (15,261,774)
                           =============   =============          =============   =============   =============      =============

Weighted average number
  of common shares            51,027,329                            104,865,183                      12,617,555        117,482,738
                           =============                          =============                   =============      =============
  outstanding - basic
  and diluted

Basic and diluted
Net loss per share
  applicable to
  common shareholders      $       (0.23)                         $       (0.16)                                      $       (0.13)
                           =============                          =============                                       =============


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

STAR

(1) Record interest expense on $2.5 million note payable to former owners, consulting agreement with former owner and outstanding borrowings on line of credit used to finance the acquisitions. Included in the amount is $115,000 of non-cash interest expense on the note payable and consulting agreement.

(2) Record estimated amortization expense on identifiable intangible assets acquired in the acquisition (based on preliminary allocation of purchase price) of $130,000 using an estimated life of 3-5 years.


FPDI

(3)  Record activity for FPDI from 1-1-04 through 8-17-04.

(4)  Record acquisition costs paid prior to 8-17-04.

(5) Record amortization on intangibles acquired in the acquisition from 1-1-04 through 8-17-04.

(6) Record interest expense on note payable of $342,169, deferred financing of $105,338 and 8% convertible notes of FPDI of $595,140 from 1-1-04 through 8-17-04.

(7) Record accretion on Series A preferred stock issued in connection with the acquisition from 1-1-04 through 8-17-04.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        INCENTRA SOLUTIONS, INC.



Date:  April 29, 2005                  By:/s/Paul McKnight
                                          --------------------------------------
                                             Paul McKnight
                                             Chief Financial Officer

                                 EXHIBIT INDEX

               Number                        Document
               ------                        --------

               23.1                          Consent of Considine & Considine,
                                               independent auditors